EXHIBIT 10.7

Execution Version

PERSONAL AND CONFIDENTIAL

January 12, 2024

Battery Future Acquisition Corp.

777 Brickell Ave. #500-97545

Miami, Florida

To Whom It May Concern:

Reference is hereby made to (i) the business combination marketing agreement by and among Battery Future Acquisition Corp. ., a Cayman Islands exempted company (together with its successors the “Company”), Cantor Fitzgerald & Co. (“Cantor”) and Roth Capital Partners, LLC (“Roth”, “we” or “us”), dated December 14, 2021 (as further amended, amended and restated, supplemented or otherwise modified, the “BCMA”), and (ii) the underwriting agreement (the “Underwriting Agreement”), dated December 14, 2021, by and among the Company, Cantor and Roth.

We understand that Camel Bay, LLC (“Investor”), Battery Future Sponsor LLC (the “BFAC Sponsor”) and Pala Investments Limited (“Pala”, together with BFAC Sponsor, the “Sponsors”), are contemplating entering into a definitive agreement regarding a potential transaction related to Class B Ordinary Shares of the Company, par value $0.0001 per share (the “Founder Shares”) held by the Sponsors (the “Transaction”). Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the BCMA.

In connection with the Transaction, and in consideration for not being required to forfeit, surrender and transfer all of its Founder Shares to the Investor, and being able to retain 125,000 Founder Shares, Roth hereby agrees, effective as of the closing of the Transaction, to (i) waive the Deferred Underwriting Fee payable to Roth pursuant to the BCMA and the Underwriting Agreement, (ii) assign, grant, convey, transfer, set over and deliver to BFAC Sponsor, 175,000 Founder Shares pursuant to the stock transfer agreement and stock power attached hereto as Exhibit A, and (iii) terminate and cancel all of the warrants held by Roth to acquire Class A Ordinary Shares of the Company, par value $0.0001 per share (the “Class A Shares”), which were purchased in a private placement contemporaneously with the Company’s initial public offering, pursuant to the warrant termination agreement attached hereto as Exhibit B.  The Company agrees, and will cause any successor of the Company (each, a “Successor”) to agree in any subsequent transaction affecting the Founder Shares, that Roth’s 125,000 retained Founder Shares will not be subject to any lockup and will be granted registration rights at closing.  Within 45 days of closing, the Company and/or Successor will use commercially reasonable efforts to file a resale registration statement on Form S-1 that includes Roth’s retained Founders Shares and will use commercially reasonable efforts cause this registration statement to be declared effective within 135 days following the closing.

Furthermore, in order to effectuate the Transaction, Roth hereby, solely with respect to the transfers contemplated by the Transaction, irrevocably (i) waives the restrictions on the transfer of Founder Shares set forth in paragraph 3, paragraph 7 and paragraph 8 of that certain Letter Agreement, dated December 14, 2021, by and among the Company, the Sponsors, officers and directors of the Company, Roth and certain other shareholders of the Company signatory thereto; and (ii) waives any notice or other procedural requirements with respect to the foregoing.

Except as explicitly set forth above, this letter agreement does not supersede, amend, modify or otherwise alter the obligations and provisions of the BCMA or the Underwriting Agreement and all other provisions of the BCMA and Underwriting Agreement remain in full force and effect.

[The remainder of this page intentionally left blank; signature page immediately follows.]

After reviewing this letter agreement, please confirm that it is in accordance with your understanding and effective by signing and returning to us the enclosed copy.

Very truly yours,

ROTH CAPITAL PARTNERS, LLC

By:	/s/ Nazan Akdeniz
Name: Nazan Akdeniz
Title: Chief Operating Officer

Accepted and agreed as of the date set forth above:

BATTERY FUTURE ACQUISITION CORP.

By:	/s/ Greg Martyr
Name: Greg Martyr
Title: CEO

[Signature Page to Letter Agreement (Roth)]